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                              AOL TIME WARNER INC.

                           DEFERRED COMPENSATION PLAN
                   (Amended and Restated as of August 1, 2001)

                                    ARTICLE I

                            ESTABLISHMENT OF THE PLAN

         1.1 Establishment of Plan. Time Warner Inc. established this plan effective as of November 18, 1998, to be known as the Time Warner Inc. Deferred Compensation Plan. Effective January 11, 2001 AOL Time Warner Inc. (the "Company") became the plan sponsor and the plan was renamed the AOL Time Warner Inc. Deferred Compensation Plan (the "Plan"). The Plan has been amended and restated effective as of August 1, 2001.

         1.2 Purpose of Plan. The Plan is intended to be an unfunded, non-qualified deferred compensation plan maintained to provide deferred compensation for a select group of management or highly compensated employees under Section 201(2) of the Employee Retirement Income Security Act of 1974, by providing Eligible Employees a means of irrevocably deferring to a future Year the receipt of certain compensation from Employing Companies in excess of the Compensation Limit. The Plan also applies to certain account balances attributable to compensation previously irrevocably deferred under (i) the Time Warner Deferred Compensation (pre-1999) Plan (the "Pre-1999 Plan"), (ii) the Time Warner Excess Profit Sharing Plan (the "Excess Profit Sharing Plan"), (iii) the Warner Bros. Supplemental Executive Retirement Plan (the "Warner Bros. SERP") and (iv) the employment agreements of certain senior officers and key personnel of the Company and its Affiliates, subject to the terms and conditions for making such transfers specified in the Pre-1999 Plan, the Excess Profit Sharing Plan, the Warner Bros. SERP and each of the employment agreements.

         1.3 Applicability of Plan. The provisions of the Plan are applicable only to Employees of Employing Companies employed on or after the effective date of this restatement of the Plan.

                                   ARTICLE II

                                   DEFINITIONS

         2.1 Definitions. Whenever used in the Plan, the following terms shall have the respective meanings set forth below unless otherwise expressly provided, and when the defined meaning is intended, the term is capitalized.

         2.2 Administrative Committee: The Administrative Committee as provided for herein.




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         2.3 Adverse Tax Effect: Any reduction in the benefits available to, or any adverse impact on, the Company from the use of Corporate Owned Life Insurance ("COLI") as an investment vehicle to fund the obligations of the Company under the Plan.

         2.4 Affiliate: An Employing Company and any entity affiliated with the Employing Company within the meaning of Code Section 414(b), with respect to controlled groups of corporations, Section 414(c) with respect to trades or businesses under common control with the Employing Company, and Section 414(m) with respect to affiliated service groups, and any other entity required to be aggregated with an Employing Company pursuant to regulations under Section 414(o) of the Code.

         Except as described below, the term "Affiliate" shall generally mean an entity in which the Employing Company has an ownership interest directly or indirectly of at least eighty percent (80%).

                  (a) The Benefits Officer may designate any entity which is related to the Company by less than eighty percent (80%) as an Affiliate.

                  (b) If an Employing Company adopts the Plan only for the benefit of certain of its divisions, locations or operations, all other divisions, locations or operations of said Employing Company shall be treated as Affiliates.

                  (c) TWE, each division of TWE, any entity affiliated with TWE within the meaning of Sections 414(b), 414(c) and 414(m) of the Code, and any other entity required to be aggregated with TWE pursuant to regulations under
Section 414(o) of the Code shall be treated as Affiliates.

                  (d) TWE-A/N, each division of TWE-A/N, any entity affiliated with TWE-A/N within the meaning of Sections 414(b), 414(c) and 414(m) of the Code, and any other entity required to be aggregated with TWE-A/N pursuant to regulations under Section 414(o) of the Code shall be treated as Affiliates.

         2.5 Beneficiary: The person or persons designated from time to time by a Participant or Inactive Participant, by notice to the Benefits Officer, to receive any benefits payable under the Plan after his or her death, which designation has not been revoked by notice to the Benefits Officer at the date of the Participant's or Inactive Participant's death. Such notice shall be in a form as required by the Benefits Officer or acceptable to such officer which is properly completed and delivered to the Benefits Officer or such officer's designee. Notice to the Benefits Officer shall be deemed to have been given when it is actually received by or on behalf of such officer. The beneficiary designation, if any, in effect for the Plan will override and supercede any Excess Profit Sharing Plan designation. If there is none on file for the Plan, the Excess Profit Sharing Plan designation will continue to apply to any transferred balance from the Excess Profit Sharing Plan until a Plan designation is made. Any such new designation will apply to all balances in the Plan.

         2.6 Benefits Officer: The Benefits Officer as provided for herein.


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         2.7 Board: The Board of Directors of the Company or a committee thereof authorized to act in the name of the Board.

         2.8 Code: The Internal Revenue Code of 1986, as amended.

         2.9 Company: AOL Time Warner Inc.

         2.10 Compensation Limit: The compensation limit of Section 401(a)(17) of the Code, as adjusted under Section 401(a)(17)(B) of the Code for increases in the cost of living.

         2.11 Deferred Compensation Account: The separate account established under Article V of the Plan for each Participant and Inactive Participant representing amounts deferred by a Participant pursuant to Article III.

         2.12 Disability: Permanent and total disability as determined by the Social Security Administration or any disability for which a Participant is receiving monthly benefits under the provisions of the AOL Time Warner Inc. Long Term Disability Plan or, in the case of an employee covered by a long term disability plan of an Affiliate, under the provisions of such plan, whichever shall occur first.

         2.13 Eligible Employee: An individual who meets the eligibility requirements of Section 3.1.

         2.14 Employee: An individual employed by an Employing Company.

         2.15 Employing Company: The Company and each Affiliate which has been authorized by the Benefits Officer to participate in the Plan and has adopted the Plan.

         2.16 ERISA: The Employee Retirement Income Security Act of 1974, as amended.

         2.17 Inactive Participant: A Participant whose employment has terminated with the Company and any Affiliate and whose Deferred Compensation Account has not been fully distributed.

         2.18 Investment Committee: The Investment Committee as provided for herein.

         2.19 Investment Direction: A Participant's or Inactive Participant's direction to the recordkeeper of the Plan, in the form and manner prescribed by the Benefits Officer, in accordance with directions made by telephone, through the intranet of the applicable Employing Company or through the Internet, directing which Investment Funds will be credited with his or her deferrals and transfers of all or part of the deferred amounts and any earnings thereon from other Investment Funds, the Pre-1999 Plan, the Excess Profit Sharing Plan, the Warner Bros. SERP and certain employment agreements, as provided for herein.

         2.20 Investment Funds: The hypothetical investment funds, as determined from time to time by the Board or the Investment Committee.


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         2.21 Participant: Each Employee who participates in the Plan in accordance with the terms and conditions of the Plan.

         2.22 Plan: The AOL Time Warner Inc. Deferred Compensation Plan as set forth herein and as it may be amended from time to time.

         2.23 Retirement: The term used to indicate that a Participant, as of the date his or her employment terminates with the Company and any Affiliate, is eligible for retirement under the then current qualified defined benefit plan of the Company or the Affiliate from which he or she is terminating employment. If such company does not have a qualified defined benefit plan, eligibility for retirement shall be determined by the applicable provision in the qualified defined contribution plan of such company for which the Participant is eligible, and, if more than one, the plan which would result in the earliest distribution under this Plan.

         2.24 Tax Event: The first to occur of any of the following events (as determined by the Committee):

                  (a) any amendments to, clarification of, or change in the laws of the United States or taxing authority thereof that has an Adverse Tax Effect,

                  (b) any judicial decision, administrative pronouncement, published or private ruling, technical advice memorandum, regulatory procedure, notice or announcement ("Administrative Action") that has an Adverse Tax Effect,

                  (c) any amendment to, clarification of, or change in the position or the interpretation of any Administrative Action that has an Adverse Tax Effect, or

                  (d) the receipt by the Company or any of its Affiliates or subsidiaries of a Notice of Proposed Adjustment (or notice similar thereto) from the Internal Revenue Service proposing an adjustment which would result in an Adverse Tax Effect.

         2.25 TWE: Time Warner Entertainment Company, L.P.

         2.26 TWE-A/N: Time Warner Entertainment-Advance/Newhouse Partnership.

         2.27 Valuation Date: With respect to the Investment Funds, each business day when the New York Stock Exchange is open.

         2.28 Year: A calendar year.


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                                   ARTICLE III

                              PARTICIPANT DEFERRALS

         3.1 Eligibility. The Employees who shall be eligible to make deferral elections under the Plan are those salaried officers and other key employees of an Employing Company who at the time of a deferral election pursuant to Section
3.3 below:

                       (i) are on a regular periodic U.S. payroll of the Employing Company; and

                       (ii) have a current base salary plus bonus in excess of the Compensation Limit or are otherwise designated as eligible by the Benefits Officer. For purposes of this subsection 3.1(ii), "bonus" means any annual bonus (paid or deferred) pursuant to a regular program (but excluding long-term cash incentive plan payments other than those specified in Section 3.5 and commission, spot and similar bonuses) for the Year preceding the current Year, except that, in the case of a deferral election to be made by a newly hired Employee (which election shall be made available at the sole discretion of the Employing Company), with respect to a bonus to be earned in (A) the current Year, "bonus" means the target or otherwise estimated bonus for that portion of the current Year after the date of his or her hire, and (B) the Year following hire, "bonus" means the target or otherwise estimated bonus for the current Year.

         The Benefits Officer may, from time to time, modify the above eligibility requirements and make such additional or other requirements for eligibility as such officer may determine.

         3.2 Compensation Eligible for Deferral. (a) An Eligible Employee may elect to defer receipt of all or a specified portion of any bonus, but only to the extent the receipt thereof would cause the Eligible Employee's compensation to exceed the Compensation Limit. Each such deferral may be expressed as a percentage, in 10% increments only, but in no event shall any election result in a deferral of less than $5,000. The Eligible Employee may elect to have the designated percentage apply only to that portion of the bonus in excess of a certain dollar amount that he or she specifies when making the election. In lieu of designating a percentage, the Eligible Employee may elect to have a specific dollar amount of the bonus deferred. For purposes of this Section 3.2, "bonus" means any annual bonus payable pursuant to a regular program and signing bonuses (but excluding long-term cash incentive plan payments other than those specified in Section 3.5 and commission, spot and similar bonuses) and which would otherwise be payable in cash to an Eligible Employee for services as an Employee. Notwithstanding anything to the contrary herein, for purposes of this
Section 3.2, "bonus" shall also mean the special one-time merger completion bonus payable in connection with the successful completion of the merger of America Online, Inc. and Time Warner Inc.


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                  (b) An Eligible Employee whose compensation is payable under an employment agreement with an Employing Company which provides for deferred compensation may elect to defer such deferred compensation under the Plan, subject to the terms of such agreement. Any such deferral so elected shall be made in the same manner as provided for in subsection (a). Notwithstanding the foregoing, any compensation previously deferred under an employment agreement shall be subject to deferral under the Plan only as provided for in Section 3.6(b). An Eligible Employee's employment agreement with the Company or another Employing Company may also provide for a mandatory deferral of certain compensation under the Plan.

                  (c) An Employing Company may designate a special bonus to be paid to an Eligible Employee under an agreement with such employee as eligible for deferral, subject to the terms of such agreement. Any such deferral so elected shall be made in the same manner as provided for in subsection (a).

                  (d) Whenever any compensation eligible for deferral under the Plan is also eligible for deferral, in whole or part, under any other deferred compensation plan (such as an excess 401(k) plan), the amount of such compensation eligible for deferral under the Plan shall be net of any amount elected for deferral under the other plan.

         3.3 Deferral Elections. An Eligible Employee with the consent of the Benefits Officer may annually make an irrevocable election to defer under the Plan certain compensation described in Section 3.2 and participate herein by timely delivering a properly executed election to the Benefits Officer or such officer's designee on a form prescribed by the Benefits Officer. The election form shall specify with respect to the compensation to be deferred under the Plan for the Year, pursuant to the provisions of Section 3.2 and Article V:

                       (i) the percentage of the bonus or compensation specified in Section 3.2(b) to be deferred, the certain dollar amount of such bonus or compensation in excess of which the deferral has been elected, if applicable or, the specific dollar amount to be deferred; and

                       (ii) the time for the commencement of payment of the deferred compensation, which must be either on account of retirement or at an in-service Year to be specified by the Eligible Employee. Compensation which is to be deferred to an in-service payment date must be deferred for no fewer than three Years following the Year in which it was earned.

         3.4 Effective Date of Election. (a) An election to defer compensation under the Plan must be received by or on behalf of the Benefits Officer prior to July 1 of the Year preceding that in which it would be payable, at which time it shall become irrevocable.

                  (b) Notwithstanding the date specified in subsection (a) above, the Benefits Officer may prescribe an earlier or later date by which time an Eligible Employee must elect to defer such compensation.


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                  (c) Under no circumstances may an Eligible Employee at any time defer compensation to which he or she has attained a legally enforceable right to receive currently.

         3.5 Certain Incentive Plans. Notwithstanding anything to the contrary herein, the term "bonus" wherever used in this Article III shall include (i) any amounts payable to Eligible Employees of (a) Time Inc. and its subsidiaries and affiliates, who participate in a Phantom Equity Plan ("PEP"), provided, however, that any such elections shall be made irrevocably during the third Year of a four Year PEP cycle or (b) Entertainment Weekly Inc., who participate in the Entertainment Weekly Stock Performance Plan, (ii) any amounts payable to Eligible Employees participating in the Time Warner Cable Long Term Cash Plan. Any such elections pursuant to this Section shall be made prior to July 1 of the final Year of the respective plan, at which time they shall become irrevocable.

         3.6 Transfers. (a) Transfers to the Plan have previously been made of the entire account balances of certain participants in the Pre-1999 Plan and the Excess Profit Sharing Plan, as provided by the terms and conditions of such plans and the Plan as in effect at the time of such transfers.

                  (b) Each Eligible Employee, whose compensation is payable under an employment agreement with an Employing Company which provides for deferred compensation, may elect to have transferred to and deferred under his or her Deferred Compensation Account in the Plan the balance, in whole or in part, of the compensation previously deferred under such agreement, subject to the terms thereof. Such an election can be made at any time, but only once in the Eligible Employee's lifetime.

                  (c) Transfers to the Plan shall be accepted from the Warner Bros. SERP on or after September 1, 2001 of the account balances of certain of the participants in the Warner Bros. SERP as provided by the terms and conditions of the Warner Bros. SERP.

                                   ARTICLE IV

                          DEFERRED COMPENSATION ACCOUNT

         4.1 Deferred Compensation Account. (a) A Deferred Compensation Account shall be established for each Participant who makes a deferral election pursuant to Article III. A Participant's or Inactive Participant's Deferred Compensation Account shall consist of the Compensation deferred by a Participant in any Year under the Plan, increased or decreased by any gains or losses thereon.

                  (b) The Company shall maintain the Deferred Compensation Accounts of all Participants and Inactive Participants.

                  (c) All payments made under the Plan shall be made directly by the Company from its general assets subject to the claims of any creditors and no deferred compensation under the Plan shall be segregated or earmarked or held in trust The Plan is an unfunded and unsecured


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contractual obligation of the Company. Participants, Inactive Participants and
Beneficiaries shall be unsecured creditors of the Company with respect to all obligations owed to them under the Plan. Participants, Inactive Participants and Beneficiaries shall not have any interest in any fund or specific asset of the Company by reason of any amount credited to a Deferred Compensation Account, nor shall any such person have any right to receive any distribution under the Plan except as explicitly stated herein. The Company shall not designate any funds or assets to specifically provide for the distribution of the value of a Deferred Compensation Account or issue any notes or security for the payment thereof. Any asset or reserve that the Company may purchase or establish shall not serve as security to Participants, Inactive Participants and Beneficiaries for the performance of the Company under the Plan.

         4.2 Hypothetical Investment. (a) For crediting rate purposes, amounts credited to a Participant's or Inactive Participant's Deferred Compensation Account shall be deemed to be invested according to his or her Investment Direction in one or more of all of the similarly named funds (both core funds and mutual funds in the mutual funds option) offered under the AOL Time Warner Defined Contribution Plans Master Trust. For any period, the deemed return on each of these Investment Funds shall be the same as the return for such period on each similarly named fund offered under such master trust.

                  (b) Notwithstanding anything to the contrary herein, the Company, by action of the Investment Committee or the Board, may add to, decrease or change the Investment Funds offered under the Plan, at any time and for any reason. Participants, Inactive Participants and Beneficiaries shall not have the right to continue any particular deferral option.

                  (c) The Company shall be under no obligation to invest amounts corresponding to any deferral options chosen by Participants or Inactive Participants. Any such allocation to any Deferred Compensation Account shall be made solely for the purpose of determining the value of such account under the Plan.

         4.3 Investment Direction. Deferrals shall be credited to the Investment Funds in accordance with a Participant's or Inactive Participant's Investment Direction. A Participant or Inactive Participant shall direct that his or her deferrals be applied, in multiples of one percent, to deemed investments in any or all of the Investment Funds.

         4.4 Changes in Investment Direction. A Participant or Inactive Participant may make one Investment Direction in each calendar quarter, separately with respect to either or both new deferrals or previous deferrals and any earnings thereon.

         4.5 Manner of Hypothetical Investment. (a) For purposes of the hypothetical investment under Section 4.2, deferred compensation shall be considered to be invested on the date the recordkeeper of the Plan records the deferral amount.

                  (b) As of each Valuation Date, the recordkeeper of the Plan shall determine the value of each Participant's, Inactive Participant's or Beneficiary's Deferred Compensation Account.


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                  (c) For purposes of distribution pursuant to Article V, the balance of each Deferred Compensation Account shall be valued as of the Valuation Date immediately preceding the date that the Committee commences the processing of the distribution of the balance of such account, or the particular installment thereof.

         4.6 Participant Assumes Risk of Loss. Each Participant, Inactive Participant and Beneficiary assumes the risk in connection with any decrease in value of his or her Deferred Compensation Account deemed invested in the Investment Funds.

         4.7 Statement of Account. As soon as reasonably practicable after the end of each calendar quarter, a statement shall be sent to each Participant and Inactive Participant with respect to the value of his or her Deferred Compensation Account as of the end of such quarter.

         4.8 Investment of Account Balances Transferred from the Warner Bros. SERP. The account balances to be transferred from the Warner Bros. SERP to the Plan as provided in Section 3.6 (c) shall be deemed invested at the time of transfer in the fund using the investment crediting rate based on the Capital Preservation Fund of the AOL Time Warner Defined Contribution Plans Master Trust. Participants in the Plan who have such account balances transferred to the Plan shall be permitted to make two changes in Investment Direction (for their entire Plan account balances) in the calendar quarter of the transfer instead of one.

                                    ARTICLE V

                    PAYMENT OF DEFERRED COMPENSATION ACCOUNT

          5.1 Payment on Account of Termination of Employment for Reasons other than Death or Disability. (a) In the event of termination of the Participant's employment with the Company and any Affiliate for reasons other than death or Disability, the Participant's Deferred Compensation Account shall be distributed to him or her in ten annual installment payments.

                  (b) Notwithstanding subsection (a) above, a Participant may, at any time, but no later than September 30 of the Year in which he or she terminates employment with the Company and any Affiliate, request that his or her Deferred Compensation Account be distributed to him or her in a lump sum, if the value of the Participant's Deferred Compensation Account is $50,000 or more (determined as of December 31 of the Year in which he or she terminates employment with the Company and any Affiliate), or in two, five or seven annual installment payments, and the Benefits Officer may, in such officer's sole and absolute discretion, make a lump sum payout or payouts in such installments.

                  (c) Notwithstanding any other provision of this Section 5.1, if the value of the Participant's Deferred Compensation Account is less than $50,000 (determined as of December 31 of the Year in which he or she terminates employment with the Company and any Affiliate), payment shall be made in a lump sum.


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                  (d) The first installment, or lump sum, as the case may be, shall be distributed as soon as practicable on or after April 1 of the Year following the Year in which the Participant terminates employment. Subsequent annual installment payments shall be distributed as soon as practicable on or after each following April 1.

                  (e) All requests by a Participant under this Section 5.1 shall be made only by delivering a written notice to the Benefits Officer in a manner prescribed by such officer.

                  (f) This Section 5.1 shall apply to distributions which commence on and after November 1, 2000.

         5.2 Special In-Service Payment. Notwithstanding the payment provisions in subsections (a) through (d) of Section 5.1 above, a Participant may request, by delivering a written notice to the Benefits Officer in a manner prescribed by such officer, one special in-service payment in a lump sum of all or any portion of the Participant's Deferred Compensation Account (but not less than $5,000), to be distributed as soon as practicable after the expiration of 36 months following the month in which he or she has made the request, and the Benefits Officer may, in such officer's sole and absolute discretion, make such payment.

                       (i) The value of any such special in-service payment shall not include amounts payable under existing in-service payment elections.

                       (ii) In the event of the termination of the Participant's employment with the Company and any Affiliate for any reason prior to the payment of any such special in-service payment, it shall be paid in the same manner and at the same time or times as any other payments of the Participant's Deferred Compensation Account due under this Article. In the event of death, payment shall be made as provided for in Section 5.5.

                       (iii) In requesting a special in-service payment, a Participant must specify that such payment is to be applicable to the amount or amounts which were deferred in a specific Year or Years. All or a percentage of the deferral for such Year or Years may be requested.

         5.3 Payment on Account of Disability. (a) In the event a Participant meets the definition of Disability, the value of the Participant's Deferred Compensation Account shall be distributed to him or her in five annual installment payments.

                  (b) Notwithstanding subsection (a) above, if the value of the Participant's Deferred Compensation Account is less than $50,000 as of the Valuation Date immediately prior to the date the definition of Disability is met, payment shall be made in a lump sum.

                  (c) The first installment, or lump sum, as the case may be, shall be distributed as soon as practicable on or after April 1 of the Year following the date the Participant has met


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the definition of Disability. Subsequent annual installment payments shall be distributed as soon as practicable on or after each following April 1.

                  (d) If a Participant or Inactive Participant no longer meets the definition of Disability and returns to work with the Company or an Affiliate, no further payments shall be made on account of the prior Disability, and distribution of his or her remaining Deferred Compensation Account shall be made as otherwise provided in this Article V.

         5.4 In-Service Payments. (a) An in-service payment elected by a Participant pursuant to Section 3.3(ii) shall be distributed in a lump sum as soon as practicable on or after April 1 in the Year specified by the Participant.

                  (b) Notwithstanding subsection (a) above, a Participant may request, by delivering written notice to the Benefits Officer on a form prescribed by such officer prior to July 1 of the Year preceding that in which the in-service payment is to be made, that the Benefits Officer, in such officer's sole and absolute discretion, defer such payment until such later Year as the Participant requests. Any such additional deferral (i) must be for full Years, and for no fewer than 36 months from the beginning of the month in which the in-service deferral would have been paid but for the additional deferral,
(ii) must be for the current value of the whole amount originally deferred,
(iii) can only be made five times with respect to any in-service payment, and
(iv) shall be distributed in a lump sum as soon as practicable on or after April 1 in the Year specified by the Participant. In lieu of specifying the Year in which the payment is to be made, the Participant may specify that payment of the deferral shall be made on account of Retirement, in which case it shall be distributed in accordance with the provisions of Section 5.1, as soon as practicable on or after April 1 of the Year following the date of termination from the Company and any Affiliate.

         Notwithstanding the prior sentences of this subsection (b), distribution of any in-service payment (whether or not there has been a prior redeferral) may be deferred pursuant to an employment contract or separation agreement which provides that payment of the deferral shall be made on account of retirement, in which case it shall be distributed in accordance with the provisions of section 5.1.

                  (c) In the event of the termination of a Participant's employment for any reason prior to the time any in-service payment under this
Section 5.4 would have been made, distribution of such payment shall be made according to the manner of payment specified in Section 5.1, 5.2, 5.3 or 5.5, based on the Participant's actual reason for termination of employment; provided, however, that the unpaid balance of any in-service payment shall be paid in full at the time such in-service payment would have been made but for such termination of employment.

                  (d) The Benefits Officer may, in such officer's sole and absolute discretion, defer any in-service payment previously elected by any officer of the Company or TWE who at the time of the designated in-service payment date is at or above the level of a senior vice president. In the event of any such deferral by the Benefits Officer, payment shall be made


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under this Article V as if a deferral election had been made for payment on account of Retirement.

         5.5 Payment to Beneficiary or Estate in the Event of Death. Notwithstanding the provisions for payment described in Sections 5.1 through 5.4 above, in the event of the death of a Participant or Inactive Participant before the distribution of his or her Deferred Compensation Account has commenced, or before such account has been fully distributed, the value of such account shall be determined as of the Valuation Date coincident with or immediately prior to the date that the Benefits Officer commences the processing of the distribution, after both a written notice of his or her death and a death certificate have been received by the Benefits Officer. Such account shall be distributed in a lump sum as soon as practicable to the Participant's or Inactive Participant's Beneficiary (or, if no person has been designated or if no person so designated survives the Participant or Inactive Participant, to such Participant's or Inactive Participant's estate or if such Beneficiary survives the Participant or Inactive Participant, but dies prior to payment, to such Beneficiary's estate). In case any Participant or Inactive Participant and his or her Beneficiary die in or as a result of a common accident or disaster and under such circumstances as to make it impossible to determine which of them was the last to die, the Participant or Inactive Participant shall be deemed to have survived his or her Beneficiary. Distributions hereunder shall be subject to such administrative and procedural requirements and forms as the Benefits Officer in such officer's discretion may require.

         5.6 Severe Unforeseeable Financial Emergency Payments. Notwithstanding any other provisions of the Plan, a Participant or Inactive Participant may make an application to the Benefits Officer that he or she has a severe unforeseeable financial emergency of such a substantial nature and beyond the individual's control that a payment of compensation previously deferred under the Plan or rescission of a deferral election is warranted. After consideration of the application, and a determination that such an emergency exists, the Benefits Officer may, in such officer's sole and absolute discretion, (i) direct that all or a portion of the balance of such individual's Deferred Compensation Account be paid to him or her in such manner and at such time as the Benefits Officer shall specify, or (ii) may rescind, in whole or in part, a deferral election with respect to a bonus deferred but not yet payable, but only to the extent reasonably required to satisfy the emergency need.

         5.7 Incapacity. The Benefits Officer may direct that any amounts distributable under the Plan to a person under a legal disability be made to (and be withheld until the appointment of) a representative qualified pursuant to law to receive such payment on such person's behalf.

         5.8 Method of Paying Installments. Installment payments as provided for in this Article V shall be paid as follows: (i) in the case of installments paid over two Years: 1/2 of the value of the Deferred Compensation Account subject to installment payments shall be paid in the first installment and all of the remaining value shall be paid in the second and final installment, (ii) in the case of installments paid over five Years: 1/5 of the value of the Deferred Compensation Account subject to installment payments shall be paid in the first installment; 1/4 of the remaining value shall be paid in the second installment; 1/3 of the remaining value shall be paid in the third installment; 1/2 of the remaining value shall be paid in the fourth installment; and all of the remaining value in the account shall be paid in the fifth and final installment,
(iii)
in the case of installments paid over seven Years: 1/7 of the value of the Deferred Compensation Account subject to installment payments shall be paid in the first installment; 1/6 of the remaining value shall be paid in the second installment; 1/5 of the remaining value shall be paid in the third installment; 1/4 of the remaining value shall be paid in the fourth installment; 1/3 of the remaining value shall be paid in the fifth installment; 1/2 of the remaining value shall be paid in the sixth installment; and all of the remaining value in the account shall be paid in the seventh and final installment, (iv) in the case of installments paid over ten Years: 1/10 of the value of the Deferred Compensation Account subject to installment payments shall be paid in the first installment; 1/9 of the remaining value shall be paid in the second installment; 1/8 of the remaining value shall be paid in the third installment; 1/7 of the remaining value shall be paid in the fourth installment; 1/6 of the remaining value shall be paid in the fifth installment; 1/5 of the remaining value shall be paid in the sixth installment; 1/4 of the remaining value shall be paid in the seventh installment; 1/3 of the remaining value shall be paid in the eighth installment; 1/2 of the remaining value shall be paid in the ninth installment and all of the remaining value in the account shall be paid in the tenth and final installment.

         5.9 Payments Only in Cash. All payments under the Plan shall be made only in cash.

         5.10 Occurrence of a Tax Event. If a Tax Event shall occur and the Investment Committee thereafter determines to change the Investment Funds offered as crediting rates under the Plan for amounts that have been deferred and elected to be deferred under the Plan prior to the effective date of such change, then each Participant and Inactive Participant shall have a one-time right to elect to (a) maintain his or her Deferred Compensation Account under the Plan in the Investment Funds then offered as crediting rates under the Plan or (b) receive a lump sum distribution of all (but not less than all) of his or her Deferred Compensation Account under the Plan and all amounts elected to be deferred under the Plan but not yet credited to the Plan.

         5.11 Rehire of Inactive Participant. If an Inactive Participant returns to work with the Company or an Affiliate, no further payments shall be made on account of the prior termination of employment, and distribution of his or her remaining Deferred Compensation Account shall be made as otherwise provided in this Article V.

         5.12 Transfers from the Pre-1999 Plan, the Excess Profit Sharing Plan and the Warner Bros. SERP. All balances transferred from the Pre-1999 Plan, the Excess Profit Sharing Plan, the Warner Bros. SERP and the employment agreement specified in Section 3.6(b) shall be subject to the provisions of this Article V as part of a Participant's or Inactive Participant's Deferred Compensation Account. A participant whose Warner Bros. SERP account balance has been transferred to the Plan may not elect an in-service payment date with respect to such account balance prior to April 1, 2004.

                                   ARTICLE VI

                                 ADMINISTRATION

         6.1 The Administrative Committee; Appointment. The Plan shall be administered by a Administrative Committee, consisting of not less than three members to be appointed from time to time by the Board. The members of the Administrative Committee shall serve at the pleasure of, and may be removed by the Board at any time. Any member of the Administrative Committee may resign at any time by giving notice to the Board or to the President of the Company. Any such resignation shall take effect at the date of receipt of such notice or at any later date specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. No member of the Administrative Committee shall receive any compensation for his or her services as such. Participants and Inactive Participants may be members of the Administrative Committee but may not participate in any decision affecting their own account in any case where the Administrative Committee may take discretionary action under Article V.

         6.2 Quorum and Actions of Administrative Committee. A majority of the members of the Administrative Committee at the time in office shall constitute a quorum for the transaction of business. All resolutions or other action taken by the Administrative Committee shall be by vote of a majority of its members present at any meeting or, without a meeting, by instrument in writing signed by all its members. Members of the Administrative Committee may participate in a meeting of such Administrative Committee by means of a conference telephone or similar communications equipment that enables all persons participating in the meeting to hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

         6.3 Plan Administrator. The Administrative Committee shall be the administrator of the Plan and shall have all powers necessary to administer the Plan, including discretionary authority to determine eligibility for benefits and to decide claims under the terms of the Plan, except to the extent that any such powers are vested in any other fiduciary by the Plan or by the Administrative Committee. The Administrative Committee may from time to time establish rules for the administration of the Plan, and it shall have the exclusive right to interpret the Plan to decide any matters arising in connection with the administration and operation of the Plan. All its rules, interpretations and decisions shall be conclusive and binding on the Employing Companies and on Eligible Employees, Participants, Inactive Participants and Beneficiaries.

         The Administrative Committee may delegate any of its powers or duties to others as it shall determine and may retain counsel, agents and such clerical and accounting services as it may require in carrying out the provisions of the Plan.

         6.4 Reliance on Information. The Administrative Committee and the Investment Committee (as described below) may rely conclusively upon all tables, valuations, certificates, opinions and reports furnished by any actuary, accountant, controller, counsel, recordkeeper or other person who is employed or engaged for any purpose in connection with the administration of the Plan.

         Neither the Administrative Committee or Investment Committee nor any member of the Board or the board of directors (or governing body) of an Affiliate and no employee of the Company or any Affiliate shall be liable for any act or action hereunder, whether of omission or commission, by any other member or employee or by any agent to whom duties in connection with the administration of the Plan have been delegated or for anything done or omitted to be done in connection with the Plan.

         6.5 Committee Records. The Administrative Committee shall keep a record of all its proceedings and of all payments directed by it to be made to Participants, Inactive Participants or Beneficiaries or payments made by it for expenses or otherwise.

         6.6 The Benefits Officer; Appointment. The Benefits Officer shall be appointed by the Chief Executive Officer of the Company and may be removed by the Chief Executive Officer. The Benefits Officer may not serve concurrently on the Administrative Committee or the Investment Committee. The Benefits Officer may resign at any time by giving notice to the Chief Executive Officer of the Company. Any such resignation shall take effect at the date of receipt of such notice or at any later date specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. A Participant may be appointed as the Benefits Officer. The Benefits Officer shall not receive compensation for his or her services as such.

         6.7 Delegation of Duties. The Benefits Officer may delegate any of his powers or duties to others as he or she shall determine, and may authorize others to execute or deliver any instrument or to make any payment in his or her behalf. The Benefits Officer may employ such counsel, agents and clerical, medical, accounting and actuarial services as he or she may require in carrying out his or her functions.

         6.8 Benefits Officer; Settlor and Ministerial Functions. The Benefits Officer shall have the duty to execute settlor and ministerial functions on behalf of the Company, including, without limitation, amending and modifying the terms of the Plan and performing ministerial functions with respect to the Plan, except to the extent specifically limited by resolution of the Board or by the terms herein. The Benefits Officer shall have solely ministerial and settlor functions, and shall have no fiduciary authority, obligations or status with respect to the Plan, such as, without limitation, authority or discretion to interpret or administer the Plan, set investment policy with respect to the Plan, or resolve factual disputes arising in connection with the interpretation, administration and operation of the Plan, and all such fiduciary authority, obligations and status shall be retained by the Administrative Committee and Investment Committee as set forth herein, and the Benefits Officer will present any issues related to such authority, obligations or status to the Administrative Committee for its resolution.

         6.9 Investment Committee; Appointment. An Investment Committee, consisting of three or more persons, shall be appointed from time to time by the Board. The members of the Investment Committee shall serve at the pleasure of, and may be removed by the Board at any time. Any member of the Investment Committee may resign at any time by giving notice to the Board or to the President of the Company. Any such resignation shall take effect at the date of receipt of such notice or at any later date specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Participants may be members of the Investment Committee. Unless otherwise directed by the Board, and except as may be required under ERISA, no bond or other security shall be required of any members of the Investment Committee as such. No member of the Investment Committee shall receive compensation for his services as such.

          6.10 Quorum and Actions of Investment Committee. A majority of the members of the Investment Committee at the time in office shall constitute a quorum for the transaction of business. All resolutions or other action taken by the Investment Committee shall be by vote of a majority of its members present at any meeting or, without a meeting, by instrument in writing signed by all its members. Members of the Investment Committee may participate in a meeting of such Investment Committee by means of a conference telephone or similar communications equipment that enables all persons participating in the meeting to hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

         6.11 Investment Committee Chairman; Delegation by Investment Committee. The members of the Investment Committee shall elect one of their number as chairman and may elect a secretary who may, but need not, be one of their number. The Investment Committee may delegate any of its powers or duties among its members or to others as it shall determine. It may authorize one or more of its members to execute or deliver any instrument or to make any payment in its behalf. It may employ such counsel, agents and clerical, accounting, actuarial and recordkeeping services as it may require in carrying out the provisions of the Plan.

         6.12 Investment Policy. The Board shall have the authority to establish the overall investment policy for the Plan and may delegate such responsibility to the Investment Committee. The Investment Committee shall take all prudent action necessary or desirable for the purpose of carrying out the foregoing.

         6.13 Indemnification. The Company shall, to the fullest extent permitted by law, indemnify each director, officer or employee of the Company or any Affiliate (including the heirs, executors, administrators and other personal representatives of such person) and each member of the Administrative Committee, Investment Committee and Benefits Officer against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by such person in connection with any threatened, pending or actual suit, action or proceeding (whether civil, criminal, administrative or investigative in nature or otherwise) in which such person may be involved by reason of the fact that he or she is or was serving any employee benefit plans of the Company or any Affiliate in any capacity at the request of such company.

         6.14 Expenses of Administration. Any expense incurred by the Company, the Administrative Committee, the Investment Committee or the Benefits Officer relative to the administration of the Plan shall be paid by the Employing Companies in such proportions as the Company may direct.

                                   ARTICLE VII

                                CLAIMS PROCEDURE

         7.1 Participant or Beneficiary Request for Claim. Any request for a benefit payable under the Plan shall be made in writing by a Participant or Beneficiary (or an authorized representative of any of them), as the case may be, and shall be delivered to any member of the Administrative Committee. Such written request shall be deemed filed upon receipt thereof by the Administrative Committee. Such request shall be made within one year after the claimant first knew or should have known that he had a claim for benefits under the Plan.

         7.2 Insufficiency of Information. In the event a request for benefits contains insufficient information, the Administrative Committee shall, within a reasonable period after receipt of such request, send a written notification to the claimant setting forth a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material is necessary. The claimant's request shall be deemed filed with the Administrative Committee on the date the Administrative Committee receives in writing such additional information.

         7.3 Request Notification. The Administrative Committee shall make a determination with respect to a request for benefits within ninety (90) days after such request is filed (or within such extended period prescribed below). The Administrative Committee shall notify the claimant whether his claim has been granted or whether it has been denied in whole or in part. Such notification shall be in writing and shall be delivered, by mail or otherwise, to the claimant within the time period described above. If the claim is denied in whole or in part, the written notification shall set forth, in a manner calculated to be understood by the claimant:

                       (i)    The specific reason or reasons for the denial;

                       (ii) Specific reference to pertinent provisions of the Plan on which the denial is based; and

                       (iii) An explanation of the Plan's claim review procedure.

             Failure by the Administrative Committee to give notification pursuant to this Section within the time prescribed shall be deemed a denial of the request for the purpose of proceeding to the review stage.

         7.4 Extensions. If special circumstances require an extension of time for processing the claim, the Administrative Committee shall furnish the claimant with written notice of such extension. Such notice shall be furnished prior to the termination of the initial ninety (90)-day period and shall set forth the special circumstances requiring the extension and the date by which the Administrative Committee expects to render its decision. In no event shall such extension exceed a period of ninety (90) days from the end of such initial ninety (90)-day period.

         7.5 Claim Review. A claimant whose request for benefits has been denied in whole or in part, or his duly authorized representative, may, within sixty
(60) days after written notification of such denial, file with a reviewer appointed for such purpose by the Administrative Committee (or, if none has been appointed, with the Administrative Committee itself, with a copy to the Administrative Committee, a written request for a review of his claim. Such written request shall be deemed filed upon receipt of same by the reviewer.

         7.6 Time Limitation on Review. A claimant who timely files a request for review of his claim for benefits, or his duly authorized representative, may review pertinent documents (upon reasonable notice to the reviewer) and may submit the issues and his comments to the reviewer in writing. The reviewer shall, within sixty (60) days after receipt of the written request for review (or within such extended period prescribed below), communicate its decision in writing to the claimant and/or his duly authorized representative setting forth, in a manner calculated to be understood by the claimant, the specific reasons for its decision and the pertinent provisions of the Plan on which the decision is based. If the decision is not communicated within the time prescribed, the claim shall be deemed denied on review.

         7.7 Special Circumstances. If special circumstances require an extension of time beyond the sixty (60)-day period described above for the reviewer to render his decision, the reviewer shall furnish the claimant with written notice of the extension required. Such notice shall be furnished prior to the termination of the initial sixty (60)-day period and shall set forth the special circumstances requiring the extension period. In no event shall such extension exceed a period of sixty (60) days from the end of such initial sixty
(60)-day period.

                                  ARTICLE VIII

                            AMENDMENT AND TERMINATION

         8.1 Amendments. The Company (by action of the Board) or the Benefits Officer (for the Company and the other Employing Companies) may at any time amend the Plan.

         8.2 Termination or Suspension. The continuance of the Plan and the ability of an Eligible Employee to make a deferral for any Year are not assumed as contractual obligations of the Company or any other Employing Company. The Company reserves the right (for itself and the other Employing Companies) by action of the Board or the Benefits Officer, to terminate or suspend the Plan, or to terminate or suspend the Plan with respect to itself or an Employing Company. Any Employing Company may terminate or suspend the Plan with respect to itself by executing and delivering to the Company or the Benefits Officer such documents as the Company or Benefits Officer shall deem necessary or desirable.

         8.3 Participants' Rights to Payment. No termination of the Plan or amendment thereto shall deprive a Participant, Inactive Participant or Beneficiary of the right to payment of deferred compensation credited as of the date of termination or amendment, in accordance with the terms of the Plan as of the date of such termination or amendment; provided, however, that in the event of termination of the Plan, or termination of the Plan with respect to the Company or one or more other Employing Companies, the Benefits Officer may, in such officer's sole and absolute discretion, accelerate the payment of all such credited deferred compensation on a uniform basis for all Participants and Inactive Participants or, in the case of termination of the Plan with respect to one or more other Employing Companies, for all Participants and Inactive Participants of such other Employing Companies only.

                                   ARTICLE IX

                             PARTICIPATING COMPANIES

         9.1 Adoption by Other Entities. Upon the approval of the Company or the Benefits Officer, the Plan may be adopted by any Affiliate by executing and delivering to the Company or the Benefits Officer such documents as the Company or Benefits Officer shall deem necessary or desirable. The provisions of the Plan shall be fully applicable to such entity except as may otherwise be agreed to by such adopting company and the Company or Benefits Officer.

                                    ARTICLE X

                               GENERAL PROVISIONS

         10.1 Participants' Rights Unsecured. The right of any Participant or Inactive Participant to receive future payments under the provisions of the Plan shall be an unsecured claim against the general assets of the Employing Company employing the Participant at the time that his or her compensation is deferred. The Company, and any other Employing Company or former Employing Company shall not guarantee or be liable for payment of benefits to the employees of any other Employing Company or former Employing Company under the Plan.

         10.2 Non-Assignability. The right of any person to receive any benefit payable under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, lien or charge, and any such benefit shall not, except to such extent as may be required by law, in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of the person who shall be entitled to such benefits, nor shall it be subject to attachment or legal process for or against such person.

         10.3 Affiliate Ceasing to be Such. (a) In the event that a corporation or other entity ceases at any time to meet the definition of an Affiliate, such entity shall cease as of such time to be an Employing Company, if it had been such, and those of its Employees who would have been Eligible Employees under the Plan shall cease to be such.

                  (b) Payments to Participants employed by any entity which ceases to be an Affiliate shall be made pursuant to Article V unless prior to the end of the Year in which such entity ceases to be an Affiliate, it adopts a non-qualified deferred compensation plan and agrees to the transfer of the Deferred Compensation Accounts of all such Participants to its plan and to assume all obligations accrued under the Plan as of the date of such transfer with respect to such accounts and subsequent distributions thereof.

         10.4 No Rights Against the Company. The establishment of the Plan, any amendment or other modification thereof, or any payments hereunder, shall not be construed as giving to any Employee, Eligible Employee, Participant or Inactive Participant any legal or equitable rights against the Company or any other Employing Company or former Employing Company, its shareholders, directors, officers or other employees, except as may be contemplated by or under the Plan including, without limitation, the right of any Participant or Inactive Participant to be paid as provided under the Plan. Participation in the Plan does not give rise to any actual or implied contract of employment. A Participant may be terminated at any time for any reason in accordance with the procedures of the Employing Company.

         10.5 Withholding. Each Employing Company, former Employing Company, or paying agent shall withhold any federal, state and local income or employment tax (including F.I.C.A. obligations for both social security and medicare) which by any present or future law it is, or may be, required to withhold with respect to any deferral of compensation pursuant to the Plan, any Employing Company Allocation, any income deemed accrued or any distribution under the Plan, with respect to any of its former or present Employees. The Benefits Officer shall provide or direct the provision of information necessary or appropriate to enable each such company to so withhold.

         10.6 No Guarantee of Tax Consequences. The Administrative Committee, the Benefits Officer, the Company and any Employing Company or former Employing Company do not make any commitment or guarantee that any amounts deferred for the benefit of a Participant or Inactive Participant will be excludible from the gross income of the Participant or Inactive Participant in the Year of deferral or distribution for federal, state or local income or employment tax purposes, or that any other federal, state or local tax treatment will apply to or be available to any Participant or Inactive Participant. It shall be the obligation of each Eligible Employee, Participant or Inactive Participant to determine whether any deferral under the Plan is excludible from his or her gross income for federal, state and local income or employment tax purposes, and to take appropriate action if he or she has reason to believe that any such deferral is not so excludible.

         10.7 Severability. If a provision of the Plan shall be held illegal or invalid, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included in the Plan.

         10.8 Governing Law. The provisions of the Plan shall be governed by and construed in accordance with the laws of the State of New York (other than its rules of conflicts of laws to the extent that the application of the laws of another jurisdiction would be required thereby), to the extent not preempted by the laws of the United States.